Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-1 of our report dated May 1, 2023 with respect to the consolidated financial statements of SciSparc Ltd. (the “Company”), included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission.

February 27, 2024	/s/ Kost Forer Gabbay & Kaiserer

Tel-Aviv, Israel	Kost Forer Gabbay & Kaiserer
Member firm of Ernst & Young Global